Exhibit 8.1

September 9, 2026

InMed Pharmaceuticals Inc.

c/o Norton Rose Fulbright Canada LLP

Suite 1800 – 510 West Georgia Street

Vancouver, British Columbia, Canada V6B 0M3

Ladies and Gentlemen:

We have acted as counsel to Inmed Pharmaceuticals Inc., a corporation organized under the laws of British Columbia, Canada (“Parent”), in connection with (i) the Agreement and Plan of Merger, dated as of May 19, 2026, as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger and Reorganization dated July 6, 2026 (the “Merger Agreement”), by and among Parent and Mentari Therapeutics, Inc., a Delaware corporation (“Company”), Indigo Merger Sub Corp., a Delaware corporation (“First Merger Sub”), and Indigo Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), pursuant to which First Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “First Merger”), and, immediately following, and in connection with, the First Merger, Parent will cause the Company to be merged with and into Second Merger Sub, with Second Merger Sub surviving the merger (the “Second Merger” and together with the First Merger, the “Merger”), and (ii) the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement”), which includes the proxy statement/prospectus, filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2026, and as amended. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

In connection with rendering our opinions, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the representation letters dated September 9, 2026, and delivered by Parent and the Company to us for the purpose of rendering our opinions stated herein (the “Representations Letters”), and (iv) such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinions set forth herein (all documents described in this sentence are collectively referred to as the “Documents”). In rendering our opinions, we also have assumed that (i) any representations set forth in the Representation Letters are, and will be as of all relevant times, true, correct and complete, and (ii) the Representation Letters have been executed by appropriate and authorized officers of Parent and the Company.

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Inmed Pharmaceuticals Inc.

September 9, 2026

In rendering our opinions, we have assumed with your consent that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement, (ii) the Documents are complete and authentic, have been duly authorized, executed, and delivered, and are valid and binding in accordance with their terms, (iii) all of the information, facts, statements, representations, warranties, and covenants contained in the Documents (without regard to any qualification stated therein (including qualifications as to knowledge, belief, and materiality) and without undertaking to verify such information, facts, statements, representations, warranties, and covenants by independent investigation) are, and will be true, complete and accurate at all relevant times, (iv) the respective parties to the Documents and all parties referred to therein (including all successors-in-interest to such parties) will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents, (v) none of the terms and conditions contained in the Documents have been or will be waived or modified in any respect, (vi) none of the parties to the Merger Agreement have taken, or will take, any action that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (vii) Parent, Company, and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below. Our opinions are conditioned upon, among other things, the initial and continuing accuracy and completeness of the information, facts, statements, representations, warranties, and covenants provided or made by Parent and the Company in the Documents. Any change in the accuracy or completeness of any of the information, facts, statements, representations, warranties, or covenants provided or made by Parent or the Company in the Documents, or assumptions on which our opinions are based could affect the continuing validity of our opinions as set forth herein.

Our opinions are based on the Code, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and such other authorities we have considered relevant, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Legislation enacted, administrative action taken, administrative interpretations or rulings published, or judicial decisions promulgated or issued subsequent to the date hereof may result in tax consequences different from those anticipated by our opinions herein. Additionally, our opinions are not binding on the IRS or any court, and no assurance can be given that the IRS will not assert, and that a court will not sustain, a position contrary to our opinions.

Based solely upon and subject to the foregoing, and subject to the assumptions, qualifications, and limitations stated herein and set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations of the Merger,” we are of the opinion that, under current law, (i) the Merger will qualify as a reorganization within the meaning of section 368(a) of the Code and (ii) the statements regarding the United States federal income tax consequences set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations of the Merger” insofar as they constitute statements of law or legal conclusions, accurately describe the material United States federal income tax consequences of the Merger.

Inmed Pharmaceuticals Inc.

September 9, 2026

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. Further, no opinion is expressed as to the tax consequences of any transactions other than the Merger (including any transaction undertaken in connection with the Merger or contemplated by the Merger Agreement).

Our opinions are being rendered solely in connection with the filing of the Registration Statement. Our opinions are expressed as of the date hereof. We are under no obligation, and we do not undertake any obligation, to supplement or revise our opinions to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP